AMENDMENT No. 1 to WAIVER
                            -------------------------

                  AMENDMENT No. 1 to WAIVER, dated April 7, 2005, among NEOFORMA, INC. (formerly known as NEOFORMA.COM, INC.), a Delaware corporation, (the "Company"), VHA INC., a Delaware corporation ("VHA") and UNIVERSITY HEALTHSYSTEM CONSORTIUM, an Illinois corporation ("UHC").

                             W I T N E S S E T H:
                             - - - - - - - - - -


                  WHEREAS, the Company, VHA and UHC are parties to the Waiver dated January 7, 2005 (the "Original Waiver"); and

                  WHEREAS, the parties desire to amend the Original Waiver as provided herein.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

                  Section 1. Amendment to Section 1 of the Original Waiver.
Section 1 of the Original Waiver is hereby amended by replacing "April 7, 2005" with "July 7, 2005".

                  Section 2. Status of Original Waiver. Except as expressly set forth herein, no provision or term of the Original Waiver is hereby waived, modified, amended or supplemented, and all such provisions and terms, as in effect on the date hereof, are hereby ratified and shall remain in full force and effect. Following the execution and delivery of the Amendment, all references to the Original Waiver shall mean references to the Original Waiver, as amended hereby.

                  Section 3. Amendments; Waivers. This Amendment may not be modified or amended except by a written instrument signed by authorized representatives of each party and referring specifically to this Amendment. Any term, provision or condition of this Amendment may be waived in writing at any time by the party which is entitled to the benefit thereof.

                  Section 4. Counterparts. This Amendment may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

                  Section 5. Governing Law. This Amendment shall be governed and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and performed entirely within Delaware, without reference to principles of conflicts of laws or choice of law.

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                  IN WITNESS WHEREOF, each of the parties has executed this
Amendment on the date first written above.


                                            NEOFORMA, INC. (formerly known as
                                            NEOFORMA.COM, INC.)


                                            By: /s/ Andrew Guggenhime
                                                --------------------------------
                                            Name: Andrew Guggenhime
                                            Title: Chief Financial Officer


                                            VHA INC.

                                            By: /s/ Marcea B. Lloyd
                                                --------------------------------
                                            Name: Marcea B. Lloyd
                                            Title: Chief Administrative Officer
                                                     and General Counsel


                                            UNIVERSITY HEALTHSYSTEM
                                            CONSORTIUM

                                            By: /s/ Robert Baker
                                                --------------------------------
                                            Name: Robert Baker
                                            Title: President and Chief Executive
                                                      Officer